EXHIBIT 23.1
                                                                    ------------

September 15, 2003



Officers and Directors
Green Power Energy Holdings Corp.
Wilmington, NC

Dear Sirs:

         Watts & Scobie, CPAs consents to the filing of its audit report dated August 29, 2003 in the current filing of form 10-KSB for Green Power Energy Holdings, LLC and Subsidiary.

                                                Sincerely yours,
                                                WATTS & SCOBIE, CPAs

                                                /s/ David E. Scobie

                                                David E. Scobie, CPA and Partner